UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2020

_____________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address or principal executive offices)			(Zip code)
(616) 247-2710

(Registrant's telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
_______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Steelcase Inc. (“Steelcase” or the “Company”) entered into a $250 million committed 5-year unsecured revolving syndicated credit facility (the “New Facility”) on February 27, 2020.  The New Facility amends and restates Steelcase’s previous $200 million unsecured syndicated credit facility that was scheduled to expire in September 2021.  At the option of Steelcase, and subject to certain conditions, Steelcase may increase the aggregate commitment under the New Facility by up to $125 million by obtaining at least one commitment from one of the lenders.  There are currently no borrowings outstanding under the New Facility.

The New Facility is provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association, as Co-Syndication Agents; HSBC Bank USA, National Association, as Documentation Agent; and certain other lenders.

Steelcase can use borrowings under the New Facility for general corporate purposes, including friendly acquisitions.  Interest on borrowings is based on the rate, as selected by Steelcase, between the following two options:

•
The applicable margin as set forth in the credit agreement, plus the greatest of (i) the prime rate, (ii) the Federal fund effective rate plus 0.5%, (iii) the Eurocurrency rate for one-month interest period plus 1%, and (iv) a 0.75% floor.

•	The Eurocurrency rate, with a floor of zero, plus the applicable margin as set forth in the credit agreement.

The New Facility requires Steelcase to satisfy two financial covenants:

•
A maximum leverage ratio covenant, which is measured by the ratio of (x) indebtedness (as determined under the credit agreement) less excess liquidity (as determined under the credit agreement) to (y) the trailing four fiscal quarter Adjusted EBITDA (as determined under the credit agreement) and is required to be no greater than 3.5:1. (In the context of certain permitted acquisitions, Steelcase has the ability, subject to certain conditions, to temporarily adjust the covenant by increasing the maximum ratio to 4.0 to 1.0 for four consecutive fiscal quarters, provided that there shall be at least two fiscal quarters between any two such covenant adjustment periods).

•
A minimum interest coverage ratio covenant, which is measured by the ratio of (x) trailing four fiscal quarter Adjusted EBITDA (as determined under the credit agreement) to (y) trailing four fiscal quarter interest expense (as determined under the credit agreement) and is required to be no less than 3.0:1.

The New Facility does not include any restrictions on cash dividend payments or share repurchases.
The New Facility provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as determined under the New Facility).  In the event of a default by the Company, the requisite number of lenders (or the Administrative Agent at their request) may declare all amounts owing under the New Facility immediately due and payable, terminate the lenders’ commitments to make loans under the New Facility and/or exercise any and all remedies and other rights under the New Facility.  For certain defaults related to insolvency and receivership, the commitments of the lenders will be automatically terminated, and all outstanding loans and other amounts will become immediately due and payable.

The foregoing description is qualified in its entirety by reference to the New Facility, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated by reference herein.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective February 27, 2020, Steelcase amended and restated its syndicated credit facility dated September 23, 2016, as amended on July 12, 2018 (the “Prior Facility”).  The Prior Facility was provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-syndication agents; and HSBC USA, National Association, as Documentation Agent; and certain other lenders. The Prior Facility was replaced by the New Facility described in Item 1.01 above.  A copy of the Prior Facility was filed as Exhibit 10.1 to the Company’s Form 8-K filed on September 28, 2016 and Amendment No. 1 to the Prior Facility was filed as Exhibit 10.1 to the Company's Form 8-K filed on July 16, 2018.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
10.1
Third Amended and Restated Credit Agreement among Steelcase Inc., JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association, as Co-Syndication Agents; HSBC Bank USA, National Association, as Documentation Agent; and certain other lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Accounting Officer)
Date: February 28, 2020